                                                                    EXHIBIT 12.1



                              IPC ACQUISITION CORP.
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                       PREDECESSORS
                                        -------------------------------------------------------------------------
                                                                  PERIOD      PERIOD                     PERIOD
                                                      FISCAL       FROM        FROM        FISCAL         FROM
                                        FISCAL YEAR    YEAR       OCTOBER    JUNE 15,       YEAR        OCTOBER
                                           ENDED       ENDED      1, 1999     2000 TO       ENDED      1, 2001 TO
                                         SEPTEMBER   SEPTEMBER    TO JUNE    SEPTEMBER    SEPTEMBER     DECEMBER
                                         30, 1998    30, 1999    14, 2000    30, 2000     30, 2001      20, 2001
                                         --------    --------    --------    --------     --------      --------
                                        (UNAUDITED)
Earnings:
   Income (loss) before income taxes     $ 35,635    $ 31,277    $ 10,386    $(11,935)    $ (8,425)    $(11,346)
   Interest expense .................       9,705      20,264      16,142       5,686       27,871        5,987
   Amortization of deferred financing
      costs .........................          --          --          --          --           --           --
   Interest portion of rental expense       1,353       1,221         825         264        1,287          330
                                         --------    --------    --------    --------     --------     --------

      Earnings ......................    $ 46,693    $ 52,762    $ 27,353    $ (5,985)    $ 20,733     $ (5,029)
                                         ========    ========    ========    ========     ========     ========


Fixed charges:
   Interest expense .................    $  9,705    $ 20,264    $ 16,142    $  5,686     $ 27,871     $  5,987
   Amortization of deferred financing
      costs .........................          --          --          --          --           --           --
   Interest portion of rental expense       1,353       1,221         825         264        1,287          330
                                         --------    --------    --------    --------     --------     --------

      Fixed charges .................    $ 11,058    $ 21,485    $ 16,967    $  5,950     $ 29,158     $  6,317
                                         ========    ========    ========    ========     ========     ========

   Ratio (deficiency) of earnings to
      cover fixed charges ...........         4.2x        2.5x        1.6x   $(11,935)    $ (8,425)    $(11,346)
                                         ========    ========    ========    ========     ========     ========
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


                                            PERIOD       PERIOD      FOR THE
                                             FROM         FROM         NINE
                                            NOVEMBER    NOVEMBER      MONTHS
                                          15, 2001 TO  15, 2001 TO    ENDED
                                            JUNE 30,    SEPTEMBER    JUNE 30,
                                              2002      30, 2002       2003
                                              ----      --------       ----
                                          (UNAUDITED)               (UNAUDITED)
Earnings:
   Income (loss) before income taxes       $(17,007)    $(11,486)    $    882
   Interest expense .................        13,114       19,229       16,674
   Amortization of deferred financing
      costs .........................         1,564        2,304        2,016
   Interest portion of rental expense           657        1,419        1,122
                                           --------     --------     --------

      Earnings ......................      $ (1,672)    $ 11,466     $ 20,694
                                           ========     ========     ========


Fixed charges:
   Interest expense .................      $ 13,114     $ 19,229     $ 16,674
   Amortization of deferred financing
      costs .........................         1,564        2,304        2,016
   Interest portion of rental expense           657        1,419        1,122
                                           --------     --------     --------

      Fixed charges .................      $ 15,335     $ 22,952     $ 19,812
                                           ========     ========     ========

   Ratio (deficiency) of earnings to
      cover fixed charges ...........      $(17,007)    $(11,486)         1.0x
                                           ========     ========     ========
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